EXHIBIT 6.17

     STOCK PURCHASE AGREEMENT (the "Agreement") dated December 28, 1999, between BIOFIELD CORP., a Delaware corporation (the "Company"), and DAVID M. LONG, JR., M.D., PH.D. ("Dr. Long") individually and on behalf of Long Family Partners II, LP, Raymond A Long u/a 11/1/91 and Raymond A. Long, individually (collectively, the "Purchasers").

     WHEREAS, the Company desires to issue and sell to the Purchasers, on whose behalf Dr. Long is acting, and the Purchasers desire to acquire, shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and Dr. Long agree as follows:

                                    ARTICLE 1
                        PURCHASE AND SALE OF COMMON STOCK

     1.1 PURCHASE AND SALE OF COMMON STOCK. Upon the terms and conditions set forth herein, simultaneously herewith, the Company is issuing and selling to the Purchasers, and the Purchasers are purchasing, 14,000,000 shares of Common Stock (the "Shares"), registered in the names of the respective Purchasers, as follows:

         Long Family Partners II, LP                 7,800,000 shares
         David M. Long, Jr.                          2,200,000 shares
         Raymond A. Long u/a 01/01/91                2,800,000 shares
         Raymond A. Long                             1,200,000 shares
                                                    -----------------
                                                    14,000,000 shares

     1.2 PURCHASE PRICE. The aggregate purchase price for the Shares is $700,000 (the "Purchase Price"), payable by each of the Purchasers as follows, receipt of checks for which (subject to collection) are hereby acknowledged:

         Long Family Partners II, LP                $390,000
         David M. Long, Jr.                         $110,000
         Raymond A. Long u/a 01/01/91               $140,000
         Raymond A. Long                            $ 60,000
                                                    --------
                                                    $700,000

     1.3 THE CLOSING. The purchase and sale of the Shares (the "Closing") is taking place simultaneously herewith (the "Closing Date") at the offices of Squadron, Ellenoff, Plesent,& Sheinfield, LLP, 551 Fifth Avenue, New York, New York 10176. Promptly after the Closing, the Company shall deliver to the Purchasers stock certificates representing the Shares registered in the names of the respective Purchasers.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company makes the following representations, warranties and agreements with and to Dr. Long and the Purchasers:

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         (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly and validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify could reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, prospects, or financial condition of the Company.

         (b) AUTHORIZATION. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby has been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) ISSUANCE OF SHARES. The Shares are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances.

         (d) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or relating hereto do not and shall not (i) result in the violation of the Company's certificate of incorporation, as amended to date, or by-laws, as currently in effect, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or result in a violation of any law, rule, regulation, order, judgment or decree (including Federal securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof.

         (e) SEC FILINGS. The Company suspended its duty to file reports with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") on or about February 26, 1999, and terminated the registration of the Common Stock under the Exchange Act on or about 90 days thereafter. As a result, the Company is not a reporting company under the Exchange Act and the Common Stock is no longer registered under the Exchange Act. Until the Company suspended its duty to file reports with the SEC pursuant to the reporting requirements of the Exchange Act, on or about February 26, 1999, the Company was current in its Exchange Act reporting, and none of the documents filed by the Company with the SEC, during the two-year period prior to February 26, 1999, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of

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the circumstances under which they were made, not misleading. The financial statements of the Company included in the foregoing documents had been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may have been otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not have included footnotes or may have been condensed or summary statements) and fairly presented, in all material respects, the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (f) TRANSACTIONS SINCE FEBRUARY 26, 1999. Since February 26, 1999, the Company has not disposed of any material assets (including rights thereto) or engaged in any transactions not in the ordinary course of business.

         (g) FURNISHED INFORMATION. All information furnished in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement, to the knowledge of the Company and the persons furnishing such information on its behalf, and after reasonable investigation, was correct and complete in all material respects at the time or times furnished; and, at the Closing Date, no material changes have occurred which would make such prior disclosures incorrect or incomplete in any material respect. Since October 1, 1999, the Company has not incurred any new obligations or taken any actions to terminate or limit any then-existing insurance coverage.

     2.2 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS. Dr. Long makes the following representations, warranties and agreements with and to the
Company:

         (a) ORGANIZATION; AUTHORIZATION. (i) Dr. Long and the other Purchasers have the requisite power, capacity and authority to enter into and perform this Agreement, (ii) this Agreement has been duly executed and delivered by Dr. Long, and (iii) this Agreement constitutes a valid and binding obligation of Dr. Long enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (b) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Purchasers and the consummation by the Purchasers of the transactions contemplated hereby or relating hereto do not and shall not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which any of the Purchasers is a party, or result in a violation of any law, rule, regulation, order, judgment or decree of any court or any governmental agency applicable to any Purchaser or his or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). None of the Purchasers is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Shares in accordance with the terms hereof.

         (c) EVALUATION OF RISKS. The Purchasers have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting their interests in connection with this transaction. The Purchasers recognize that their investment in the Company involves a high degree of risk.

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         (d) NO REGISTRATION, REVIEW OR APPROVAL. The Purchasers understand that the sale of the Shares pursuant to this Agreement has not been, and will not be, reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Act of 1933 (the "1933 Act") or under the securities or "blue sky" laws, rules or regulations of any state. The Purchasers understand that the Shares are being offered and sold to them pursuant to a private placement exemption to the registration provisions of the 1933 Act.

         (e) INVESTMENT EXPERIENCE. Each of the Purchasers is an "accredited investor" as defined in Rule 501(a) under the 1933 Act.

         (f) INVESTMENT INTENT. Dr. Long, on behalf of each of the Purchasers, represents to the Company that the Shares are being purchased for investment, and not with a view toward distribution.

         (g) RESTRICTIONS ON RESALE. The Purchasers understand that they may not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with applicable laws, including the 1933 Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

         (h) DUE DILIGENCE. The Purchasers understand that each of them is solely responsible for his or its own (i) "due diligence" investigation of the Company and its management and business, (ii) analysis of the merits and risks of an investment in the Shares, and (iii) analysis of the fairness and desirability of the terms of such investment.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.1 FEES AND EXPENSES: NO BROKERS. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     3.3 NOTICES. Any notice, consent or other communication (collectively, "Communications") required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon personal delivery,
(b) on the first business day following delivery by telecopy (with transmission confirmation report) at the address or number designated below, or (c) on the business day received if delivery is made by overnight express courier service. The addresses for such Communications shall be:

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         If to the Company:        Biofield Corp.
                                   c/o C. Leonard Gordon, Chairman
                                   360 Lexington Avenue
                                   New York, New York 10017-6502
                                   Facsimile No.: (212) 599-4496

         With copies to:           Mintz & Gold
                                   444 Park Avenue South
                                   New York, NY 10016
                                   Attention: Harvey J. Horowitz, Esq.
                                   Facsimile No.: (212) 696-1231

         If to the Purchasers:     c/o David M. Long, Jr., M.D., Ph.D.
                                   2737 Via Orange Way, Suite 108
                                   Spring Valley, CA 91978-1750
                                   Facsimile No.: (619) 670-3170

         With copies to:           Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                                   555 Fifth Avenue - 11th Floor
                                   New York, NY 10017
                                   Attention: Arthur A. Katz, Esq.
                                   Facsimile No.: (212) 972-9150
                                   E-mail: akatz@wbcsk.com

Any party, from time to time, may change its address for notices under this
Section 3.3 by giving at least three days' notice of such changed address to the other parties pursuant to this Section 3.3. Any notice of a change in address shall be effective upon receipt thereof.

     3.4 WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver must be in writing.

     3.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     3.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchasers may assign this Agreement or any rights or obligations hereunder without the prior consent of the other, and any such purported assignment shall be void. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     3.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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     3.8  GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law.

     3.9 EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and any one of which may be introduced into evidence or used for any other purpose without the production of its counterparts, and all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the others, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, the party using such means of delivery shall cause an executed signature pages to be physically delivered to the other parties promptly thereafter.

     3.10 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     3.11 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

BIOFIELD CORP.


By /s/ C. LEONARD GORDON                 /s/ DAVID M. LONG, JR.
   --------------------------------      -------------------------------
   C. Leonard Gordon, Chairman           David M. Long, Jr., M.D., Ph.D.
                                         Individually and on behalf of the
                                         Purchasers

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